UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 29, 2020

Commission file # 333-219148

VIVIC CORP.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

187 E. Warm Springs Road,

Suite B450

Las Vegas, Nevada 89119

Tel: 702-899-0818

(Address and telephone number of registrant's executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 10, 2020, Vivic Corp, ("Company") approved the issuance of the 13,083,162 shares of common stock to a group of individuals and entities pursuant to the stock purchase agreements. The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2020, in a Special Meeting of the Board of Directors and a special meeting of the stockholders of Vivic Corp, ("Company"), the majority shareholders and the board approved and made effect the following changes to the positions of the Board of Directors and the executive officers of the Company:

(1)Wen-Chi Huang was removed from the positions of the Chairman of the board of directors, President and the board director, effective immediately.

(2)Huilan Chen and Liu Shiang Kung Hwang resigned from the positions of board directors

(3)Yun-Kuang Kung resigned from the position of Chief Executive Officer.

(4)Shang-Chiai Kung was appointed the Chairman of the board, board director, President and the Chief Executive Officer.

(5)Cheng-Hsing Hsu was appointed board director, Treasurer and Chief Financial Officer

(6)Cheng-Lung Soong was appointed board director and Secretary

Item 8.01 Other Events.

On June 29, 2020, the Company approved the share cancellation agreements to cancel 19,512,441shares of common stock held by a group of individuals and entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIVIC CORP.

/s/ Shang-Chiai Kung

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By: Shang-Chiai Kung

Chief Executive Officer

July 13, 2020